EXHIBIT 20.1

Subsidiary Guarantees of Debt

The company’s senior notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of September 28, 2003, and December 31, 2002 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$16.7	$3.1	$38.6	$--	$58.4
Receivables, net	1.1	151.9	401.4	--	554.4
Inventories, net	--	361.1	163.8	--	524.9
Deferred taxes and prepaid expenses	(30.5)	434.0	4.8	(360.5)	47.8

Total current assets	(12.7)	950.1	608.6	(360.5)	1,185.5

Property, plant and equipment, at cost	37.2	1,813.6	803.4	--	2,654.2
Accumulated depreciation	(15.5)	(1,023.5)	(178.5)	--	(1,217.5)

	21.7	790.1	624.9	--	1,436.7

Investments in subsidiaries	1,782.7	466.6	9.8	(2,259.1)	--
Investments in affiliates	5.7	28.3	55.5	--	89.5
Goodwill, net	--	339.1	906.8	--	1,245.9
Intangibles and other assets, net	46.9	104.6	112.8	--	264.3

Total Assets	$1,844.3	$2,678.8	$2,318.4	$(2,619.6)	$4,221.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$3.5	$--	$147.1	$--	$150.6
Accounts payable	(7.9)	240.9	173.7	--	406.7
Accrued employee costs	17.3	106.0	29.6	--	152.9
Income taxes payable and other current liabilities	46.6	392.6	156.1	(360.5)	234.8

Total current liabilities	59.5	739.5	506.5	(360.5)	945.0
Long-term debt	1,265.9	10.1	524.5	--	1,800.5
Intercompany borrowings	16.0	525.0	157.9	(698.9)	--
Employee benefit obligations	127.0	171.1	401.9	--	700.0
Deferred taxes and other liabilities	(310.6)	292.6	101.6	--	83.6

Total liabilities	1,157.8	1,738.3	1,692.4	(1,059.4)	3,529.1

Contingencies
Minority interests	--	--	6.3	--	6.3

Shareholders’ equity: Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders’ equity	--	--	179.6	(179.6)	--

Common stock	538.1	726.0	687.6	(1,413.6)	538.1
Retained earnings (deficit)	718.3	278.8	(211.7)	(67.1)	718.3
Accumulated other comprehensive loss	(71.3)	(64.3)	(35.8)	100.1	(71.3)
Treasury stock, at cost	(498.6)	--	--	--	(498.6)

Common shareholders’ equity (deficit)	686.5	940.5	440.1	(1,380.6)	686.5

Total shareholders’ equity	686.5	940.5	619.7	(1,560.2)	686.5

Total Liabilities and Shareholders’ Equity	$1,844.3	$2,678.8	$2,318.4	$(2,619.6)	$4,221.9

	CONSOLIDATED BALANCE SHEET
	December 31, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$47.6	$0.3	$211.3	$--	$259.2
Receivables, net	0.8	155.3	189.8	--	345.9
Inventories, net	--	362.1	190.4	--	552.5
Deferred taxes and prepaid expenses	247.3	137.4	1.6	(319.4)	66.9

Total current assets	295.7	655.1	593.1	(319.4)	1,224.5

Property, plant and equipment, at cost	33.4	1,749.9	744.0	--	2,527.3
Accumulated depreciation	(15.0)	(945.2)	(121.2)	--	(1,081.4)

	18.4	804.7	622.8	--	1,445.9

Investments in subsidiaries	1,736.9	380.8	9.8	(2,127.5)	--
Investments in affiliates	5.8	18.6	53.9	--	78.3
Goodwill, net	--	319.9	828.2	--	1,148.1
Intangibles and other assets, net	38.5	112.1	85.0	--	235.6

Total Assets	$2,095.3	$2,291.2	$2,192.8	$(2,446.9)	$4,132.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$3.5	$--	$123.5	$--	$127.0
Accounts payable	9.9	252.3	177.4	--	439.6
Accrued employee costs	15.5	109.3	22.3	--	147.1
Income taxes payable	--	307.9	65.6	(319.4)	54.1
Other current liabilities	49.1	35.2	216.8	--	301.1

Total current liabilities	78.0	704.7	605.6	(319.4)	1,068.9
Long-term debt	1,317.9	10.1	526.0	--	1,854.0
Intercompany borrowings	112.3	390.5	196.1	(698.9)	--
Employee benefit obligations	121.8	173.8	350.9	--	646.5
Deferred taxes and other liabilities	(27.6)	(1.3)	93.4	--	64.5

Total liabilities	1,602.4	1,277.8	1,772.0	(1,018.3)	3,633.9

Contingencies
Minority interests	--	--	5.6	--	5.6

Shareholders’ equity:
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders’ equity	--	--	179.6	(179.6)	--

Common stock	514.5	724.6	563.2	(1,287.8)	514.5
Retained earnings (deficit)	562.0	364.9	(293.6)	(71.3)	562.0
Accumulated other comprehensive loss	(138.3)	(76.1)	(34.0)	110.1	(138.3)
Treasury stock, at cost	(445.3)	--	--	--	(445.3)

Common shareholders’ equity	492.9	1,013.4	235.6	(1,249.0)	492.9

Total shareholders’ equity	492.9	1,013.4	415.2	(1,428.6)	492.9

Total Liabilities and Shareholders’ Equity	$2,095.3	$2,291.2	$2,192.8	$(2,446.9)	$4,132.4

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,032.9	$414.2	$(87.8)	$1,359.3
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	879.9	315.3	(87.8)	1,107.4
Depreciation and amortization	0.7	32.7	16.5	--	49.9
Business consolidation costs	--	(0.2)	(3.3)	--	(3.5)
Selling and administrative	8.9	34.9	18.4	--	62.2
Interest expense	29.1	6.4	10.6	--	46.1
Equity in results of subsidiaries	(82.6)	--	--	82.6	--
Corporate allocations	(17.3)	15.9	1.4	--	--

	(61.2)	969.6	358.9	(5.2)	1,262.1

Earnings (loss) before taxes	61.2	63.3	55.3	(82.6)	97.2
Tax provision	7.6	(23.4)	(13.3)	--	(29.1)
Minority interests	--	--	(0.2)	--	(0.2)
Equity in results of affiliates	--	0.3	0.6	--	0.9

Net earnings (loss)	$68.8	$40.2	$42.4	$(82.6)	$68.8

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended September 29, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,010.2	$107.5	$(79.1)	$1,038.6
Costs and expenses
Cost of sales (excluding depreciation and amortization)	--	855.5	90.4	(79.1)	866.8
Depreciation and amortization	0.5	31.5	4.2	--	36.2
Selling and administrative	6.3	30.3	5.6	--	42.2
Interest expense	20.9	(4.3)	2.2	--	18.8
Equity in results of subsidiaries	(55.4)	--	--	55.4	--
Corporate allocations	(14.9)	14.9	--	--	--

	(42.6)	927.9	102.4	(23.7)	964.0

Earnings (loss) before taxes	42.6	82.3	5.1	(55.4)	74.6
Tax provision	7.4	(31.9)	(1.6)	--	(26.1)
Minority interests	--	--	(0.6)	--	(0.6)
Equity in results of affiliates	--	1.0	1.1	--	2.1

Net earnings (loss)	$50.0	$51.4	$4.0	$(55.4)	$50.0

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$2,907.4	$1,076.5	$(200.4)	$3,783.5
Costs and expenses
Cost of sales (excluding depreciation and amortization)	--	2,470.2	833.2	(200.4)	3,103.0
Depreciation and amortization	1.8	97.3	52.2	--	151.3
Business consolidation costs	--	1.7	(3.8)	--	(2.1)
Selling and administrative	22.2	98.5	52.2	--	172.9
Interest expense	49.4	27.6	34.5	--	111.5
Equity in net results of subsidiaries	(190.6)	--	--	190.6	--
Corporate allocations	(45.8)	41.4	4.4	--	--

	(163.0)	2,736.7	972.7	(9.8)	3,536.6

Earnings (loss) before taxes	163.0	170.7	103.8	(190.6)	246.9
Provision for taxes	11.6	(63.0)	(26.9)	--	(78.3)
Minority interests	--	--	(0.7)	--	(0.7)
Equity in net results of affiliates	--	1.0	5.7	--	6.7

Earnings (loss) attributable to common shareholders	$174.6	$108.7	$81.9	$(190.6)	$174.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine months Ended September 29, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$2,854.9	$281.3	$(187.5)	$2,948.7
Costs and expenses
Cost of sales (excluding depreciation and amortization)	--	2,425.2	237.7	(187.5)	2,475.4
Depreciation and amortization	1.5	94.9	12.6	--	109.0
Selling and administrative	19.2	86.0	14.6	--	119.8
Interest expense	40.9	7.7	6.5	--	55.1
Equity in net results of subsidiaries	(135.4)	--	--	135.4	--
Corporate allocations	(40.6)	40.6	--	--	--

	(114.4)	2,654.4	271.4	(52.1)	2,759.3

Earnings (loss) before taxes	114.4	200.5	9.9	(135.4)	189.4
Provision for taxes	13.2	(76.2)	(3.3)	--	(66.3)
Minority interests	--	--	(1.4)	--	(1.4)
Equity in net results of affiliates	(0.2)	2.4	3.5	--	5.7

Earnings (loss) attributable to common shareholders	$127.4	$126.7	$8.7	$(135.4)	$127.4

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$174.6	$108.7	$81.9	$(190.6)	$174.6
Noncash charges to net earnings:
Depreciation and amortization	1.8	97.3	52.2	--	151.3
Deferred taxes	11.7	23.2	0.8	--	35.7
Equity in results of subsidiaries	(190.6)	--	--	190.6	--
Other	5.6	(12.1)	4.8	--	(1.7)
Early debt extinguishment costs:
Debt prepayment costs	10.3	--	--	--	10.3
Noncash write off of unamortized deferred financing costs	4.9	--	--	--	4.9
Withholding tax payment related to European acquisition	--	--	(138.3)	--	(138.3)
Changes in working capital components, excluding effects of acquisitions	(30.0)	31.9	(200.5)	--	(198.6)

Net cash provided by (used in) operating activities	(11.7)	249.0	(199.1)	--	38.2

Cash flows from investing activities
Additions to property, plant and equipment	(4.6)	(82.2)	(11.7)	--	(98.5)
Business acquisition	--	(28.0)	--	--	(28.0)
Ball Packaging Europe purchase price adjustments	--	--	31.1	--	31.1
Investments in and advances to affiliates, net of dividends	107.4	(136.3)	28.9	--	--
Other	(9.7)	0.3	2.3	--	(7.1)

Net cash provided by (used in) investing activities	93.1	(246.2)	50.6	--	(102.5)

Cash flows from financing activities
Repayments of long-term borrowings	(53.0)	--	(44.2)	--	(97.2)
Change in short-term borrowings	--	--	19.1	--	19.1
Debt prepayment costs	(10.3)	--	--	--	(10.3)
Proceeds from issuance of common stock under various employee and shareholder plans	25.5	--	--	--	25.5
Acquisitions of treasury stock	(56.4)	--	--	--	(56.4)
Common dividends	(18.4)	--	--	--	(18.4)
Other	0.3	--	0.5	--	0.8

Net cash used in financing activities	(112.3)	--	(24.6)	--	(136.9)

Effect of exchange rate changes on cash	--	--	0.4	--	0.4
Net Change in Cash and Cash Equivalents	(30.9)	2.8	(172.7)	--	(200.8)
Cash and Cash Equivalents - Beginning of Period	47.6	0.3	211.3	--	259.2

Cash and Cash Equivalents - End of Period	$16.7	$3.1	$38.6	$--	$58.4

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine months Ended September 29, 2002
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash Flows from Operating Activities
Net earnings (loss)	$127.4	$126.7	$8.7	$(135.4)	$127.4
Noncash charges to net earnings:
Depreciation and amortization	1.5	94.9	12.6	--	109.0
Deferred taxes	(15.4)	23.4	0.1	--	8.1
Equity in net results of subsidiaries	(135.4)	--		135.4
Other, net	14.7	(16.0)	(2.7)	--	(4.0)
Changes in working capital components	(16.4)	11.9	15.4	--	10.9

Net cash provided by (used in) operating activities	(23.6)	240.9	34.1	--	251.4

Cash Flows from Investing Activities
Additions to property, plant and equipment	(2.1)	(80.3)	(5.3)	--	(87.7)
Acquisitions of previously leased assets	--	(43.1)	--	--	(43.1)
Investments in and advances to affiliates, net of dividends	152.8	(128.5)	(24.3)	--	--
Miscellaneous investments and other, net	(5.2)	11.3	(25.0)	--	(18.9)

Net cash provided by (used in) investing activities	145.5	(240.6)	(54.6)	--	(149.7)

Cash Flows from Financing Activities
Repayments of long-term borrowings	(50.2)	--	--	--	(50.2)
Change in short-term borrowings	--	--	3.9	--	3.9
Common dividends	(15.3)	--	--	--	(15.3)
Proceeds from issuance of common stock under various employee and shareholder plans	29.3	--	--	--	29.3
Acquisitions of treasury stock	(94.3)	--	--	--	(94.3)

Net cash provided by (used in) financing activities	(130.5)	--	3.9	--	(126.6)

Net Change in Cash and Cash Equivalents	(8.6)	0.3	(16.6)	--	(24.9)
Cash and Cash Equivalents - Beginning of Period	52.7	0.4	30.0	--	83.1

Cash and Cash Equivalents - End of Period	$44.1	$0.7	$13.4	$--	$58.2